CREDIT AGREEMENT


                                     between


                            UNION PLANTERS BANK, N.A.


                                       and

                        FIELDPOINT PETROLEUM CORPORATION





                              ---------------------

                                  $2,000,000.00

                              Revolving Credit Note

                              ---------------------





                              ---------------------

                                December 14, 2000
                              ---------------------

                                TABLE OF CONTENTS



ARTICLE 1.  DEFINED TERMS....................................................  1
      Section 1.1  Certain Defined Terms.....................................  1
      Section 1.2  Other Definitional Provisions.............................  5

ARTICLE 2.  AMOUNT AND TERMS OF THE LOAN.....................................  5
      Section 2.1  Borrowing Base and the Loan...............................  5
      Section 2.2  Interest and Fees.........................................  6
      Section 2.3  Payments..................................................  6
      Section 2.4  Prepayment................................................  6
      Section 2.5  Payment on Non-Business Days..............................  7
      Section 2.6  Overdue Principal and Interest............................  7
      Section 2.7  Usury Not Intended........................................  7

ARTICLE 3.  CONDITIONS PRECEDENT.............................................  8
      Section 3.1  Conditions Precedent to the Initial Advance...............  8
      Section 3.2  Conditions Precedent to Each Subsequent Advance...........  8

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES...................................  9
      Section 4.1  Corporate Authority.......................................  9
      Section 4.2  Authorization; Consent.................................... 10
      Section 4.3  Binding Obligations....................................... 10
      Section 4.4  Financial Condition....................................... 10
      Section 4.5  Title, Etc................................................ 10
      Section 4.6  Investments and Guaranties................................ 10
      Section 4.7  Liabilities; Litigation................................... 11
      Section 4.8  Taxes; Governmental Charges............................... 11
      Section 4.9  Licenses and Permits...................................... 11
      Section 4.10 Defaults.................................................. 11
      Section 4.11 ERISA..................................................... 11
      Section 4.12 Environmental............................................. 11
      Section 4.13 Margin Stock.............................................. 12
      Section 4.14 No Material Misstatements................................. 12

ARTICLE 5.  AFFIRMATIVE COVENANTS............................................ 13
      Section 5.1  Business and Financial Information........................ 13
      Section 5.2  Certificates of Compliance................................ 15
      Section 5.3  Books and Records......................................... 15
      Section 5.4  Inspection................................................ 15
      Section 5.5  Maintenance of the Property............................... 15
      Section 5.6  Compliance with Laws, etc................................. 15
      Section 5.7  Taxes and Other Liens..................................... 15
      Section 5.8  Performance of Obligations................................ 16
      Section 5.9  Maintenance............................................... 16
      Section 5.10 Further Assurances........................................ 16
      Section 5.11 Required Insurance........................................ 16
      Section 5.12 Conduct of Business....................................... 16

      Section 5.13 Title Opinion............................................. 16
      Section 5.14 Information............................................... 17
      Section 5.15 Access to Mortgaged Properties............................ 17
      Section 5.16 Maintenance of Borrower's Files........................... 17
      Section 5.17 Reservoir Reports......................................... 18
      Section 5.18 Title Opinions.  ......................................... 18
      Section 5.19 Notice of Change of Address; Transfer or Division
              Orders; Change of Purchaser.................................... 18

ARTICLE 6.  NEGATIVE COVENANTS............................................... 18
      Section 6.1  Debt...................................................... 18
      Section 6.2  Liens..................................................... 18
      Section 6.3  Dividends; Redemptions.................................... 19
      Section 6.4  Sale of Assets; Mortgaged Properties...................... 19
      Section 6.5  Limitations on Contingent Liabilities..................... 19
      Section 6.6  Investments, Loans and Advances........................... 20
      Section 6.7  Mergers; etc.............................................. 20
      Section 6.8  Nature of Business........................................ 20
      Section 6.9  ERISA..................................................... 21
      Section 6.10 Sale or Discount of Receivables........................... 21
      Section 6.11 Sale and Leasebacks....................................... 21
      Section 6.12 Transaction with Affiliates............................... 21
      Section 6.13 Environmental Matters..................................... 21
      Section 6.14 Cancellation of Insurance................................. 21
      Section 6.15 No Subsidiaries........................................... 21
      Section 6.16 Independence of Covenants................................. 21

ARTICLE 7.  DEFAULT.......................................................... 22
      Section 7.1  Events of Default......................................... 22
      Section 7.2  Rights and Remedies....................................... 23

ARTICLE 8.  MISCELLANEOUS.................................................... 24
      Section 8.1  Expenses.................................................. 24
      Section 8.2  Indemnification........................................... 24
      Section 8.3  Waivers................................................... 25
      Section 8.4  Applicable Law............................................ 25
      Section 8.5  Notices................................................... 25
      Section 8.6  Survival of Warranties and Agreements..................... 25
      Section 8.7  Waiver; Remedies Cumulative............................... 25
      Section 8.8  Severability.............................................. 26
      Section 8.9  Entire Agreement.......................................... 26
      Section 8.10 Further Assurances........................................ 26
      Section 8.11 Headings.................................................. 26
      Section 8.12 Successors and Assigns; Subsequent Holders of the
              Revolving Credit Note.......................................... 26
      Section 8.13 Amendments................................................ 27
      Section 8.14 Counterparts; Effectiveness............................... 27
      Section 8.15 Joinder................................................... 27

                              ANNEXES AND SCHEDULES
                              ---------------------

      ANNEX A -     Essential Loan Terms
      ANNEX B -     Form of Revolving Credit Note
      ANNEX C -     Schedule of Mortgages
      ANNEX D -     Form of Guaranty Agreement
      ANNEX E -     Form of Advance Certificate
      ANNEX F -     Form of Security Agreement covering Bank Accounts

      Schedule 4.7  -      Existing Litigation
      Schedule 4.8  -      Outstanding Taxes
      Schedule 6.1  -      Existing Debt
      Schedule 6.2  -      Existing Liens

                                CREDIT AGREEMENT
                       $2,000,000 REVOLVING LINE OF CREDIT
--------------------------------------------------------------------------------


         THIS CREDIT AGREEMENT dated as of this 14th day of December, 2000 , is by and between each of the following named parties whose respective addresses, telephone and telecopier numbers are set forth with their names:

         UNION PLANTERS BANK                                        (the "Bank")
         5005 Woodway
         Houston, Texas 77056
         Telephone:    713/867-6330
         Telecopier:   713/867-7439
         Attention:    Rebecca Dozier, Senior Vice President

         and

         FIELDPOINT PETROLEUM CORPORATION      (whether one or more, "Borrower")
         a Colorado corporation
         P.O. Box 200685
         Austin, Texas 78720
         Telephone:    512/250-8692
         Telecopier:   512/335-1294

                              W I T N E S S E T H:

         WHEREAS, Borrower desires to obtain a loan, the proceeds of which will be used for the purposes set forth on Annex A and which loan shall be secured by those certain oil and gas properties which are more particularly described on Annex C; and

         WHEREAS, the Bank is willing to make the loan to Borrower on the terms and conditions provided herein;

         NOW, THEREFORE, for and in consideration of the mutual covenants, agreements and undertakings herein contained, the Bank and Borrower hereby agree as follows:

ARTICLE 1.  DEFINED TERMS

         Section 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under, controlled with, such Person. For the purposes of this definition, "control" (including with correlated meanings, the terms "controlling," "controlled by" and "under control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" means this Credit Agreement, as amended or supplemented from time to time in accordance with the terms hereof. This Agreement shall be deemed to include each of the Security Documents; accordingly, this Agreement and the Security Documents should be read and treated as one agreement.

         "Borrowing Base" means the aggregate outstanding indebtedness in an amount determined by the Bank in its sole discretion, in accordance with its normal and customary oil and gas lending parameters and Procedures. The "Initial Borrowing Base" is set forth on Annex A. The Borrowing Base may be redetermined from time to time, as provided in this Agreement.

         "Borrowing Base Redetermination Date" means the (i) date set forth on Annex A, (ii) the date that is thirty (30) days after the date that Borrower delivers to the Bank a request for a redetermination of the Borrowing Base, together with such engineering, title, and other information as the Bank may require in connection with such redetermination, and (iii) any other date on which the Bank, in its sole discretion, redetermines the Borrowing Base; provided, however, that the Bank will not exercise its rights under this clause
(iii) more often than once during any calendar year).

         "Borrower's Files" means all now owned or hereafter acquired, books, records, files, land files, well logs, engineering data, reports, analyses, title opinions, and any other information pertinent to the ownership, operation or evaluation of the Mortgaged Properties.

         "Business Day" means any day other than a Saturday, Sunday or legal holiday under the laws of the State of Texas.

         "Corporate Guarantor" means Bass Petroleum, Inc. If there is no corporate guarantor of the indebtedness of Borrower, then all references herein to Corporate Guarantor shall be deemed inapplicable, and this Agreement shall be deemed amended to the extent necessary to delete any reference to Corporate Guarantors.

         "Debt" shall mean, as applied to any Person, without duplication; (a) all indebtedness of such Person for borrowed money (whether matured or unmatured, liquidated or unliquidated, direct or indirect, joint or several, contingent or otherwise); (b) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money;
(c) any obligation owed for the deferred purchase price of assets or services and all obligations under leases which shall have been, or should have been, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss; (d) all indebtedness secured by any Lien on any Property owned or held by such Person, whether or not the indebtedness secured thereby shall have been assumed; (e) all direct and indirect liability, contingent or otherwise, of that Person with respect to any letter of credit (other than letters of credit secured by cash), guaranty or in respect of which such Person otherwise assures a creditor against loss; and (f) any other indebtedness or obligation which, in accordance with generally accepted accounting principles, would be shown on the liability side of a balance sheet.

         "Default"  means  the  occurrence  of any of the  events  described  in
Section 7.1 hereof.

         "Environmental Laws" shall mean the Resource Conservation and Recovery Act of 1987, as amended, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Oil Pollution Act of 1990, as amended, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, the Clean Air Act and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste or substance, whether now in existence or at any time hereafter in effect.

         "Event of Default" means any of the events specified in Section 7.1.

         "Governmental Requirement" shall mean any applicable law, statute, code, ordinance, order, rule, policy, regulation, judgment, decree, directive, injunction, franchise, permit, certificate, license, authorization or other direction or requirement of any domestic or foreign Federal, state, county, parish, municipal or other government, department, commission, board, court, agency or any other instrumentality of any of them, which exercises jurisdiction over Borrower or any of its property.

         "Guarantors" means the Corporate Guarantor (if any) and Ray D. Reaves, Jr., whose address is set forth on Annex A.

         "Guaranty Agreement" means the Guaranty Agreement in the form of Annex D, in favor of the Bank to be executed by each of the Guarantors.

         "Hazardous Materials" shall mean any hazardous substance, pollutant or contaminant defined as such in (or for the purposes of) any Environmental Law and shall include, but not be limited to, petroleum (except to the extent that petroleum is deemed exempt for the purpose of any Environmental Law), any radioactive material and asbestos in any form or condition.

         "Hydrocarbons" means all present and future oil, gas, casinghead gas, drip gasoline, natural gasoline, distillate, all other liquid or gaseous hydrocarbons produced or to be produced in conjunction therewith, all products, by-products, and all other substances derived therefrom or the processing thereof, and all other similar minerals now or hereafter accruing to, attributable to, or produced from the Mortgaged Property.

         "Laws" means all applicable statutes, laws, ordinances, regulations, orders, units, writs, injunctions, or decrees of any state, commonwealth, nation, territory, possession, county, parish, municipality, or Tribunal.

         "Lien" means, as applied to property or assets, real or personal, tangible or intangible, any claim, pledge, hypothecation, mortgage, lien, charge, restriction, deposit arrangement, security interest, security arrangement, financing lease, deed of trust or encumbrance of any kind (including, without limitation, any conditional sale agreement or any other title retention agreement) or any sale or similar arrangement of any Person whether arising by contract or under law. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property.

         "Material Adverse Effect" means any set of circumstances or events which (i) will or could reasonably be expected to have any adverse effect whatsoever upon the validity, performance, or enforceability of this instrument or the other Security Documents, (ii) is or could reasonably be expected to be material and adverse to the financial condition of Borrower as represented to the Bank in the financial statements heretofore furnished to the Bank by Borrower, (iii) will or could reasonably be expected to impair Borrower's ability to fulfill its obligations under the terms and conditions of the Note, this instrument, or the other Security Documents, or (iv) will or could reasonably be expected to cause a Default (as defined herein).

         "Maturity Date" means, unless extended by the Bank in its sole discretion, the earlier of the Maturity Date indicated in Annexes A and B, or the acceleration by the Bank of amounts due under the Note.

         "Monthly Borrowing Base Reduction" means an amount by which the Borrowing Base shall reduced on a monthly basis, as set forth in Section 2.1, below.

         "Mortgage" means each of the Deeds of Trust, Mortgages, Assignments of Production, Security Agreements and Financing Statements referred to on Annex C which have heretofore been executed for the benefit of Bank by Borrower or the Corporate Guarantor.

         "Mortgaged Property" has the meaning specified in the Mortgages.

         "Person" means and includes natural persons, corporations, partnerships or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "Plan" shall mean any employee pension, retirement, profit-sharing, benefit or other similar employee benefit plan, any part or all of which is subject to or governed by any provision of the Employee Retirement Income Security Act of 1974, as amended.

         "Prime Rate" means at any time the prime rate of interest, as quoted in the Wall Street Journal, with the understanding that such prime rate may not be the lowest of the rates of interest available from the Bank, and which rate of interest shall change as and when announced in the Wall Street Journal, without notice to Borrower or any other Person.

         "Security Agreement" means the Security Agreement substantially in the form of the attached Annex F which is being executed by Borrower in favor of the Bank and covers Borrower's accounts established at the Bank, to which reference is here made for all purposes.

         "Security Documents" means the Security Agreements, the Guaranty Agreements, the Mortgages, and any related notices, powers of attorney, proxies and other financing statements and any other documents now or hereafter existing securing all amounts due and owing hereunder, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

         "Taxes" means taxes, assessments, fees, levies, imposts, duties, deductions, withholdings, or other similar charges from time to time or at any time imposed by any Law or any Tribunal, including, but not limited to, ad valorem taxes, windfall profits taxes, franchise taxes, severance taxes, production taxes, and excise taxes.

         "Loan" means the aggregate outstanding principal amount, at any time, of the Loan Advances.

         "Loan Advances" means the advances by the Bank to Borrower  pursuant to
Section 2.1.

         "Note" means the promissory note executed and delivered to the Bank by Borrower with respect to the Loan, substantially in the form of Annex B, as the same may be modified, amended, endorsed or otherwise rearranged from time to time in accordance with the terms hereof.

         "Tribunal" means any court or governmental department, commission, board, bureau, agency, or instrumentality of any state, commonwealth, nation, territory, possession, county, parish, or municipality whether now or hereafter constituted or existing.

         "Trustee" means the person identified in the Mortgage as the "Trustee".

         Section 1.2 Other Definitional Provisions. References to "Sections" shall be to Sections of this Agreement unless otherwise specifically provided.
Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

                     ARTICLE 2. AMOUNT AND TERMS OF THE LOAN

         Section 2.1 Borrowing Base and the Loan. The Bank, on the terms and conditions hereinafter set forth, agrees to make a Loan to Borrower in an amount up to but no greater than the Borrowing Base. The aggregate outstanding indebtedness, including all presently existing loans of Borrower, shall never exceed the Borrowing Base, as the same may be redetermined from time to time, as provided in this Agreement. The Initial Borrowing Base is set forth on Annex A. The amount of the Borrowing Base will be redetemined by the Bank as of each Borrowing Base Redetermination Date, taking into account such matters as the Bank, in its sole discretion, deems relevant. The Borrowing Base shall be increased or decreased, as the case may be, immediately upon each Borrowing Base Redetermination Date. Effective as of the date of the Initial Borrowing Base Reduction, as set forth on Annex A, the Borrowing Base shall be reduced by the Monthly Borrowing Base Reduction which is set forth on Annex A, and each month subsequent to such date, the Borrowing Based shall be deemed reduced by a like amount. Upon any change in the Borrowing Base, the Bank shall redetermine, in its sole discretion, the amount by which the Borrowing Base will reduce effective the first day of each month thereafter. If the requisite engineering report for the Borrowing Base Redetermination is not submitted in a timely manner, as required in this Agreement, the line of credit offered herein shall be frozen.

           The schedule for all Loan advances is set forth on Annex A. The Loan Advances shall be evidenced by the Note, a copy of which is attached as Annex B. A duly authorized officer of Borrower shall request each Loan Advance by delivering to the Bank a certificate in the form of Annex D.

         Section 2.2       Interest and Fees.

         (a) Borrower shall pay to the Bank, at the Closing of the Loan, the Original Transaction Fee set forth on Annex A. Borrower shall pay to the Bank the sum prescribed on Annex A as an Additional Facility Fee upon the effective date of any increase in the Borrowing Base. Finally, Borrower shall pay to the Bank a Borrowing Base Redetermination Fee in the amount set forth on Annex A, or such lesser amount as the Bank may determine, in its sole discretion, for each redetermination of the Borrowing Base which is based upon a third party engineering report satisfactory to the Bank and which has been delivered to the Bank; in addition, Borrower shall reimburse the Bank for all engineering and related expenses incurred by the Bank in connection with such redetermination, including a reasonable charge for services performed by employees of the Bank or its affiliates.

         (b) Interest shall accrue on the outstanding daily principal balance of the Loan at the rate and in the manner provided on Annexes A and B. Borrower acknowledges and agrees that the rate of interest on the Loan may change at any time, and from time to time, on the effective date of each change in the Prime Rate. Borrower agrees that the amount shown on the books and records of the Bank as being the aggregate principal amount of the Loan and any accrued and unpaid interest, fees or expenses shall be prima facie evidence of the amounts outstanding under the Note and this Agreement. The Bank agrees to provide Borrower with monthly statements setting forth the current principal balance of the Loan and the accrued and unpaid interest, fees and expenses due from Borrower.

         (c) All interest due pursuant to this Agreement or the Note shall be computed on the basis of a 365 day year and paid for the actual number of days elapsed (including the first but excluding the last day) during any period.

         Section 2.3       Payments.

         (a) All payments of principal and accrued and unpaid interest on the Loan shall be made on the schedule set forth on Annex A. Borrower may reduce the principal amount of the Loan from time to time, in accordance with Section 2.4, below, and thereafter increase the amount of the Loan by reborrowing the amount of any prepayement(s), subject to the limitations imposed by the Borrowing Base, as provided in this Agreement. All payments of principal and interest due under the Note and all fees and expenses provided for hereunder shall be made to the Bank without setoff, counterclaim or deduction in immediately available funds to an account designated by the Bank to Borrower from time to time.

         (b) Any payment made under this Agreement, the Note or the Security Documents shall be applied in the following order: first, to any fees or expenses payable under this Agreement, the Note and the Security Documents; second, to any accrued and unpaid interest under the Note; and third, to any principal outstanding under the Note.

         Section 2.4 Prepayment. Borrower may, on at least three (3) Business Days' notice to the Bank specifying the date and amount of any such prepayment, prepay the Loan in whole or in part at any time or from time to time without penalty or premium but with accrued interest to the date of prepayment on the amount so prepaid; provided, however, that no such prepayment shall be in an amount less than the minimum prepayment amount set forth on Annex B, unless the Bank shall otherwise agree. Borrower shall have the right to re-borrow any amounts prepaid hereunder, as provided in Section 2.3(a), above.

         Section 2.5 Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest on the Note.

         Section 2.6 Overdue Principal and Interest. Any principal of, and, to the extent permitted by law, interest on, the Note overdue for more than three Business Days shall bear interest, payable on demand, for each day until paid at a rate equal to 3% per annum above the rate specified in Section 2.3, but in no event to exceed the maximum non-usurious rate permitted by applicable law.

         Section 2.7 Usury Not Intended. It is the intent of Borrower and the Bank in the execution and performance of this Agreement to contract in strict compliance with applicable usury laws governing the Note, including any applicable law from time to time in effect. In furtherance thereof, the Bank and Borrower stipulate and agree that none of the terms and provisions contained in this Agreement or any Security Document delivered pursuant to this Agreement shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum nonusurious rate of interest permitted by applicable law and that for purposes hereof, interest shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Note include amounts which by applicable law are deemed interest which would exceed the maximum amount of nonusurious interest permitted by applicable law, then such excess shall be deemed to be a mistake, and the Bank shall credit the same against the principal outstanding under the Note. In the event that the maturity of the Note has been accelerated under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum nonusurious amount permitted by applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited against the amounts due under the Note or, if the Note shall have been paid in full, refunded to Borrower. It is further agreed that, without limiting the foregoing, all calculations of the rate of interest contracted for, charged or received by the Bank under the Note, this Agreement or the other Security Documents shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced by the Note all interest at any time contracted for, charged or received by the the Bank in connection therewith. The provisions of this Section 2.7 shall control over all other provisions of this Agreement, the Note and any other instrument executed and delivered pursuant to this Agreement which may be in apparent conflict herewith.

                         ARTICLE 3. CONDITIONS PRECEDENT

         Section 3.1 Conditions Precedent to the Initial Loan Advance. The obligation of the Bank to make the initial Loan Advance is subject to the conditions precedent that the Bank shall have received on or before the date thereof all the following in form and substance satisfactory to the Bank:

         (a) this Agreement, the Note, the Security Agreement and each of the Security Documents properly executed on behalf of Borrower and the other Persons specified therein;

         (b) Borrower shall have delivered such number of completed and undated letters-in-lieu of transfer or division orders as the Bank shall have requested;

         (c) certificates of insurance complying as to form and substance with the terms of Section 11(i) of the Mortgage; and

         (d) any other documents and instruments that the Bank shall have requested concerning the accuracy and validity of or compliance with any representation, warranty and covenant made by Borrower in this Agreement, the satisfaction of any conditions contained herein and any other matters pertaining hereto.

         Section 3.2 Conditions Precedent to Each Loan Advance. The obligation of the Bank to make each Loan Advance shall be subject to the following additional conditions precedent:

         (a) the representations and warranties contained in Section 4 shall be true and correct in all material respects on and as of the date of such Loan Advance as though made on and as of such date and no Event of Default or event which, with the passage of time, the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing;

         (b) The Bank shall have received satisfactory evidence that Borrower owns good and defensible title to the Mortgaged Properties free and clear of all Liens not permitted pursuant to the terms of this Agreement or the Mortgage;

         (c) The Bank shall, on the date of such Loan Advance and the filing of all appropriate Security Documents, have a first priority perfected deed of trust Lien on and security interest in the Mortgaged Properties and any Liens otherwise permitted under Section 6.2 of this Agreement and permitted by the Mortgage; and

         (d) Borrower shall have paid all fees and expenses due with respect to such Loan Advance.

                    ARTICLE 4. REPRESENTATIONS AND WARRANTIES

         In order to induce the Bank to enter into this Agreement and to make the Loan, Borrower represents and warrants to the Bank as follows:

         Section 4.1 Corporate Authority. Borrower (i) is a corporation duly organized, validly existing, and in good standing under the Laws of its state of incorporation, (ii) is duly qualified to transact business as a foreign corporation in each jurisdiction where the nature and extent of its business and properties require the same, (iii) possesses all requisite authority, power, licenses, permits, and franchises to conduct its business and to execute, deliver, and perform and comply with the terms of this Agreement, the Note and those Security Documents to which it is a party, to enter into the Note, to mortgage, grant, bargain, sell, pledge, assign, convey, transfer, and set over the Mortgaged Property and to grant and create the Liens of this instrument and the other Security Documents, and all of the foregoing having been duly authorized and approved by all necessary corporate action on behalf of Borrower and for which no approval or consent of any Person or Tribunal is required which has not been obtained, (iv) has not used or transacted business under any other corporate, assumed, or trade name in the five-year period preceding the date hereof, (v) is not a "utility" as defined in Chapter 35 of the Texas Business and Commerce Code, as amended, and (vi) is not (and the execution, delivery, and performance of and compliance with the terms of this instrument or any other Security Document will not cause Borrower to be) in violation of the Bylaws or Articles or Certificate of Incorporation of Borrower. Borrower does not have any subsidiaries, and does not own any other interest, direct or indirect, in any other Person. The address of the chief executive office and principal place of business of Borrower is as set forth in the opening paragraph of this Agreement. Borrower has no other place of business. All records pertaining to its accounts receivable (including computer records) are kept at this address. Borrower agrees to maintain its principal office and place of business with all of Borrower's Files, in the jurisdiction where Borrower is entitled to receive notices hereunder unless changed after 30 days prior written notice to the Bank.

         Section 4.2 Authorization; Consent. The execution, delivery and performance of this Agreement, the Note and those Security Documents to which Borrower is a party have been duly authorized by all necessary action by
Borrower and do not and will not (i) violate any provision of any Laws applicable to Borrower, its certificate of incorporation, by-laws or any order, judgment or decree of any court or other agency of government binding on Borrower; (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of Borrower, other than any such breach which will not, collectively or individually, cause a Material Adverse Effect, and except those agreements for which appropriate waivers or consents have been obtained and which are in full force and effect and copies of which have been provided to the Bank; (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower (other than in favor of the Bank); or (iv) require any approval, authorization or declaration of, or to, any other Person except for those Persons from whom appropriate consents or approvals have been obtained and which are in full force and effect and copies of which have been provided to the Bank.

         Section 4.3 Binding Obligations. This Agreement, the Note and those Security Documents to which Borrower is a party, when executed and delivered will be, legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms.

         Section 4.4 Financial Condition. The consolidated financial statements of Borrower and the Corporate Guarantor previously delivered to the Bank fairly present the consolidated financial position of each of these entities as of the date thereof and have been prepared in accordance with generally accepted accounting principles, and are correct and complete in all material respects. There has been no material adverse change in the condition, financial or otherwise, of either Borrower or the Corporate Guarantor since the date of the most recent financial statements delivered to the Bank.

         Section 4.5 Title, Etc. Borrower has good and defensible title in and to all of its properties (i) shown as owned by Borrower on its books and records and (ii) reflected in the financial statements previously delivered to the Bank free and clear of all Liens except Liens otherwise permitted under Section 6.2

         Section 4.6       Investments and Guaranties; Subsidiaries.

         (a) Borrower has not made investments in, advances to or guaranties of the obligations of any Person, except for investments, advances and guarantees permitted by Section 6.6.

         (b)  Borrower has no subsidiaries except Bass Petroleum, Inc.

         Section 4.7       Liabilities; Litigation.

         (a)  Borrower has no Debt, except as permitted by Section 6.1.

         (b) There is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of Borrower, threatened against or affecting Borrower or threatened against or affecting any property owned or leased by Borrower which will, if determined adversely against Borrower, will have a Material Adverse Effect, except as set forth on Schedule 4.7.

         Section 4.8 Taxes; Governmental Charges. Borrower has filed all tax returns (federal, state and local) and reports required to be filed and has paid all Taxes, assessments, fees and other governmental charges levied upon it or upon any of its properties or income which are due and payable except as set forth in Schedule 4.8 and except such as are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves under generally accepted accounting principles have been established.

         Section 4.9 Licenses and Permits. Borrower possesses all governmental and regulatory licenses, permits, franchises and authorizations material to the conduct of its business. All such leases, licenses, permits, franchises and authorizations in any manner related to the property or business of Borrower and all other instruments, documents and agreements pursuant to which Borrower has obtained the right to use any property are in good standing, valid and effective in accordance with their respective terms, and there is not under any of such leases, instruments, documents or agreements any existing breach or default, nor has there occurred any event that (with or without the giving of notice of lapse of time, or both) would constitute a breach or default.

         Section 4.10 Defaults. Borrower is not in default under, nor has any event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under, any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other instrument or agreement evidencing or pertaining to any Debt of Borrower or under any contract or instrument to which Borrower is a party or by which Borrower is bound including, without limitation, any oil and/or gas lease, operating agreement, unitization agreement or other similar agreement for the production of Hydrocarbons.

         Section 4.11 ERISA. Borrower does not sponsor, maintain or contribute to any Plan, and has not at any time in the past sponsored, maintained or contributed to any Plan.

         Section 4.12 Environmental. (a) Except for matters which would not have a material adverse effect on the Borrower or any Corporate Guarantor, the Borrower, the Corporate Guarantor, and all of their respective properties, assets and operations are in full compliance with all Environmental Laws. Neither the Borrower nor any Corporate Guarantor is aware of, or has received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance in all materials respects by the Borrower and the Corporate Guarantor with all Environmental Laws.

         (b) The Borrower and the Corporate Guarantor have obtained all permits, licenses, and authorizations which are required under all Environmental Laws applicable to their respective businesses and properties.

         (c) Except for matters which would not have a material adverse effect on the Borrower or the Corporate Guarantor, no non-exempt Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or released from any of the properties or assets of the Borrower or the Corporate Guarantor. The use which the Borrower and the Corporate Guarantor make and intend to make of their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or release of any Hazardous Materials on, in, or from any such properties or assets except for matters which would not have a material adverse effect on the Borrower or such Corporate Guarantor.

         (d) There is no action, suit, proceeding, investigation, or inquiry before any court, administrative agency, or other governmental authority pending or, to the knowledge of the Borrower, threatened against the Borrower or the Corporate Guarantor relating in any way to any Environmental Law. Neither the Borrower nor the Corporate Guarantor has (i) any material liability for remedial action under any Environmental Law, (ii) received any request for information by any governmental authority or other Person with respect to the condition, use, or operation of any of its properties or assets that is reasonably likely to result in any material liability for remedial action under any Environmental Law or that is reasonably likely to have a material adverse effect on the Borrower or such Corporate Guarantor or (iii) received any notice from any governmental authority or other Person with respect to any material violation of or material liability under any Environmental Law.

         Section 4.13 Margin Stock. None of the proceeds of the Loan Advances will be used for the purpose of purchasing or carrying "margin stock" as defined in Regulation G of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 207) or for the purpose of reducing or retiring any Debt which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose" credit within the meaning of such Regulation G. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks. Neither Borrower nor any Person acting on its behalf has taken or will take any action which might cause the Notes or this Agreement to violate Regulation G, or any other regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

         Section 4.14 No Material Misstatements. No information, exhibit or report including, without limitation, the reserve reports prepared by the Borrower with respect to the Mortgaged Properties that has been furnished to the Bank in connection with the negotiation of this Agreement contained any untrue statement of any material fact or omits to state a material fact necessary in order to make the statement contained herein or therein not misleading; subject, however, in the case of the reserve reports provided by the Borrower to the assumptions set forth therein. There is no fact known to the Borrower that the Borrower foresees will have a material adverse effect on the operations, Property, assets or condition (financial of otherwise) of the Borrower that has not been disclosed herein or in such other documents, certificates and written statements furnished to the Bank for use in connection with the transactions contemplated hereby. Without limiting the foregoing, the Borrower's interest in each of the Mortgaged Properties will (i) with respect to each tract of land described in Exhibit A to the Mortgage (A) entitle the Borrower to receive a decimal share of the Hydrocarbons produced from, or obligated to, such tract not less than a decimal share of net revenue interests set forth in Exhibit A to the Mortgage in connection with such tract, (B) cause the Borrower to be obligated to bear a decimal share of the cost of exploration, development and operation of such tract of land not greater than the decimal share of working interests set forth in Exhibit A to the Mortgage in connection with such tract and (ii) if such Mortgaged Properties are shown in Exhibit A to be subject to a unit or units, with respect to each such unit, entitle the Borrower to receive a decimal share of all Hydrocarbons covered by such unit which are produced from, or allocated to, such unit not less than a decimal share of unit working interests set forth in Exhibit A in connection with such Mortgaged Properties.

                        ARTICLE 5. AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that, so long as any amounts are due under the Note or this Agreement unless the Bank shall otherwise give its prior written consent:

         Section 5.1 Business and Financial Information. The Borrower will promptly furnish to the Bank from time to time upon request such information regarding the business and affairs and financial condition of the Borrower as the Bank may reasonably request, and will furnish to the Bank:

                  (a) Annual Reports - promptly after becoming available and in any event within 90 days after the close of each fiscal year of the Borrower, the audited consolidated balance sheet of the Borrower as of the end of such year and the audited consolidated statements of income, cash flow and stockholders' equity of the Borrower and the Corporate Guarantor for such year, setting forth in each case in comparative form, the corresponding figures for the preceding fiscal year, all in reasonable detail, and certified by an independent firm of certified public accountants reasonably acceptable to the Bank as having been prepared in accordance with generally accepted accounting principles; and

                  (b) Monthly Statements - promptly after becoming available, and in any event within 30 days after the close of each calendar month of the Borrower, the unaudited consolidated balance sheet of the Borrower as of the end of such period, and unaudited consolidated statements of income, cash flow and stockholders' equity for such month and for the period from the beginning of the fiscal year to the close of such month, accompanied by a statement of the chief financial officer of the Borrower to the effect that such statements have been prepared in accordance with generally accepted accounting principles; and

                  (c) Production Information - promptly upon becoming available, and in any event within 45 days after the end of each calendar month, a report showing, for such calendar month, the gross proceeds attributable to the interests of the Borrower of the sale of Hydrocarbons produced from the Mortgaged Properties, the quantities so sold, the taxes deducted from or paid out of such proceeds, the number of wells operated, drilled and abandoned, the aggregate lease operating expenses payable with respect to the Mortgaged Properties for such calendar month and such other information as the Bank may reasonably request; and

                  (d) Notice of Default - promptly upon becoming aware of the existence of any condition or event which constitutes, or with notice or lapse of time (or both) would constitute, an Event of Default under this Agreement, a written notice specifying the nature and period of existence thereof and what action the Borrower is taking or proposes to take with respect thereto; and

                  (e) Notice of Claimed Default - promptly upon becoming aware that any Person has given notice or taken any other action with respect to a claimed default under any indenture, mortgage, deed of trust, promissory note, loan agreement or note agreement to which the Borrower or the Guarantor is a party or has given written notice with respect to a claimed default under any other material agreement or undertaking to which the Borrower or the Guarantor is a party, a written notice specifying the notice given or action taken by such Person and the nature of the claimed default and what action the Borrower or such Guarantor is taking or proposes to take with respect thereto; and

                  (f) Environmental Matters - give written notice to the Bank immediately upon receipt of any notice that (i) the operations of Borrower or the Guarantor are not in material compliance with the requirements of all applicable Environmental Laws; (ii) Borrower or the Guarantor is subject to federal or state investigation evaluating whether any remedial action is needed to respond to the release of any Hazardous Material into the environment that is reasonably likely to result in any material liability for remedial action; or (iii) any properties or assets of Borrower or the Guarantor are subject to an Environmental Lien; and

                  (g) Litigation - promptly upon becoming aware of any action, suit or proceeding pending or threatened against the Borrower or the Guarantor in any court or before any arbitrator or governmental authority which suit or proceeding is not being handled by an insurer and is for any material amount, a written notice specifying the nature thereof and what action the Borrower or such Guarantor is taking or proposes to take with respect thereto.

         Section 5.2 Certificates of Compliance. Concurrently with the furnishing of the annual and the quarterly financial statements pursuant to Sections 5.1(a) and (b) the Borrower will furnish or cause to be furnished to the Bank a certificate signed by the President or chief accounting officer of the Borrower stating that no Event of Default has occurred or is continuing.

         Section 5.3 Books and Records. The Borrower shall, and shall cause the Corporate Guarantor to, keep books of record and account in which full, true and correct entries will be made of all financial dealings or transactions in relation to its business and activities, in accordance with generally accepted accounting principles, consistently applied.

         Section 5.4 Inspection. The Borrower shall, and shall cause the Corporate Guarantor to, permit any officer, employee or agent of the Bank to visit and inspect any and all parts of its property, examine the books of record and accounts of the Borrower and the Corporate Guarantor, take copies and extracts therefrom, and discuss the affairs, finances and accounts of the Borrower and the Corporate Guarantor with their respective officers, accountants and auditors, all at such reasonable times and as often as the Bank may desire.

         Section 5.5 Maintenance of the Property. The Borrower shall, and shall cause the Corporate Guarantor to, maintain all property owned by it in sufficient condition, or replace such property as is necessary in order to continue the business of Borrower or such Guarantor in substantially the manner in which it is presently conducted.

         Section 5.6 Compliance with Laws, etc. The Borrower shall, and shall cause the Corporate Guarantor to, comply in all material respects with all Governmental Requirements (including, without limitation, Environmental Laws) applicable to Borrower or such Guarantor or any property owned by any of them.

         Section 5.7 Taxes and Other Liens. The Borrower shall pay and discharge, and shall cause the Corporate Guarantor to pay and discharge, promptly when due, all taxes, assessments and governmental charges or levies imposed upon the Borrower or such Corporate Guarantor or upon the income or any part of the property as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien upon any or all of the property of the Borrower or such Corporate Guarantor; provided, however, that the Borrower and the Corporate Guarantor shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by or on behalf of the Borrower or such Corporate Guarantor, and if the Borrower or such Corporate Guarantor shall have set up reserves therefor adequate under generally accepted accounting principles.

         Section 5.8 Performance of Obligations. The Borrower (a) shall pay the Note according to the reading, tenor and effect thereof and (b) shall do and perform, and shall cause each of the Guarantors to do and perform, every act and discharge all of the obligations provided to be performed and discharged under this Agreement, the Note and the Security Documents.

         Section 5.9 Maintenance. The Borrower shall, and shall cause the Corporate Guarantor to: (a) maintain its corporate existence; (b) maintain its property (and any properties leased by or consigned to it or held under title retention or conditional sales contracts) in good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to its property as are necessary to the continuation of the business as it is presently conducted.

         Section 5.10 Further Assurances. The Borrower shall (a) cure promptly any defects in the creation and issuance of the Note, any Security Document or the execution and delivery of this Agreement, and (b) at its expense, promptly do such other acts and execute and deliver to the Bank all such other and further documents, agreements and instruments as the Bank may request to carry into effect the purposes of this Agreement, the Note or the Security Documents.

         Section 5.11 Required Insurance. In addition to the requirements provided in the Mortgage, as to all working interests owned by Borrower, Borrower shall maintain at its sole cost, with financially sound and reputable insurers acceptable to the Bank, insurance with respect to their respective interests in the property against such liabilities, casualties, risks and contingencies, including, but not limited to (i) comprehensive general liability insurance, protecting against claims for bodily injury, death and/or property damage arising out of the use, ownership, possession, operation and condition of the property owned or operated by Borrower, and (ii) workmen's compensation insurance, and in such types and amounts as is customary for Persons engaged in the same or similar businesses and similarly situated.

         Section 5.12 Conduct of Business. The Borrower shall, and shall cause the Corporate Guarantor to, preserve and maintain all of its material leases, privileges, franchises, qualifications and rights that are necessary or desirable in the ordinary conduct of its business, and conduct its business as presently conducted in an orderly and efficient manner in accordance with good business practices. The Borrower shall perform, and shall cause the Corporate Guarantor to perform, all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise agreement, operating agreement or other instrument or obligation to which it is a party or by which it or any of its properties is bound.

         Section 5.13 Title Opinion. Borrower shall, within thirty days of the execution of this Agreement, and, at the sole discretion of the Bank, prior to the initial Loan Advance to be made hereunder, deliver to the Bank an opinion of counsel with respect to the Borrower's title in any of the Mortgaged Properties not heretofore committed to a Mortgage in favor of the Bank, which opinion shall confirm the priority of the deed of trust Lien on and security interest of the Bank in the Mortgaged Properties covered by such opinion and the absence of any defects in the Borrower's title to such Mortgaged Properties that could have a material adverse effect on the Borrower's right, title and interest in the Mortgaged Properties or that could result in any of the representations and warranties of the Borrower with respect to the Mortgaged Properties being untrue. The Bank may waive or modify this requirement, at its discretion, and any such waiver or modification of this requirement shall not be deemed to be an amendment of this Agreement except to the extent of the specific waiver or modification.

         Section 5.14 Information. The Borrower shall make available to the Bank and its engineers, attorneys, or representatives, at any time requested, Borrower's Files and if the Bank, or its representative, takes possession of the Mortgaged Property pursuant to this instrument, any other Security Document, or Law, the Bank shall be entitled to prompt possession of all Borrower's Files, and should the Liens of any Security Document be foreclosed, the purchaser at the resulting foreclosure sale shall be entitled to all Borrower's Files.

         Section 5.15 Access to Mortgaged Properties. Borrower shall permit the Bank and its accredited agents, representatives, and employees at all times, and at their own expense to go upon, examine, inspect, and remain on the Mortgaged Properties, and to go on the derrick floor of any well being drilled thereon.

         Section 5.16 Maintenance of Borrower's Files. Borrower shall maintain Borrower's Files, when applicable, as the same would be maintained by a reasonable and prudent operator, in which full, true, and correct entries shall be promptly made as to all operations, and all of Borrower's Files shall be subject to inspection by the Bank and its duly accredited representatives and attorneys during reasonable business hours; make a report of operations of the Mortgaged Property for the period since the last report setting out all data as to production, revenue, and expenses, prepared in such manner and in such form, and as often as the Bank may request; deliver to the Bank as soon as practicable, but in no event later than 60 days after the close of Borrower's fiscal quarter (or calendar quarter if Borrower is not on a fiscal year), Borrower's balance sheet as of the end of such quarter and a statement of Borrower's profits and losses for such quarter and for the year to date; deliver to the Bank as soon as practicable, but in no event later than 90 days after the end of Borrower's fiscal year (or calendar year if Borrower is not on a fiscal year), a report showing for such year the gross proceeds of the sale of Hydrocarbons, the quantity so sold, the Taxes, and the operating and other expenses deducted from, or paid out of, or with respect to, such proceeds, the number of such wells operated, drilled, completed, and abandoned, and such other information as The Bank may reasonably request, and such financial statements shall be prepared in a fashion as set forth above, shall be in reasonable detail, and shall otherwise be satisfactory in form to the Bank; and comply with the Bank's request, which request shall be Borrower's discretion to make, to have Borrower's financial statements for such year reviewed and reported upon, within 30 days before the end of Borrower's fiscal or calendar year, as the case may be, at Borrower's sole cost and expense, by independent public accountants acceptable to the Bank.

         Section 5.17 Reservoir Reports. Within thirty (30) days of the Borrowing Base Redetermination Date (or at such other time as the Bank may request; provided, however, that the Bank shall not make such request more often than once each calendar year), Borrower shall furnish, at Borrower's expense, a report of an independent petroleum engineer or an engineering firm acceptable to the Bank, covering the prior and future productivity of the Mortgaged Property, which report will be prepared in such a manner and in such form as the Bank may request. If the report contemplated herein is not delivered in a timely manner, Borrower shall be deemed in default under the terms of this Agreement.

         Section 5.18 Title Opinions. Furnish the Bank with copies of any title opinions covering Borrower's interest obtained by Borrower (either before or after the date hereof) on all of the Mortgaged Property when requested by the Bank.

         Section 5.19 Notice of Change of Address; Transfer or Division Orders; Change of Purchaser. Upon the request of the Bank, Borrower will execute and deliver to any persons, corporations or other entities which pay over to Borrower the proceeds from the sale of production from the Mortgaged Properties a written notice of change of address of Borrower so that all transmittals of funds representing the proceeds from the sale of production shall be made to Borrower in care of the Bank at the Bank's address, as set forth on the opening page hereof. In addition, upon the request of the Bank, Borrower will execute and deliver to the same persons or entities described above in this section notices of the assignment of production provided for in the Mortgage, as well as assignment of all monies and accounts related to the properties described in the Mortgage, and shall require and direct that future payments attributable to such production or such monies or accounts, including amounts then owing but unpaid, shall be paid directly to the Bank. Finally, Borrower shall notify Bank of any change of purchaser of the production from the Mortgaged Properties and shall notify the Bank of the name and address of any such new purchaser.

                          ARTICLE 6. NEGATIVE COVENANTS

         Borrower covenants and agrees that, so long as any amounts are due under the Note or this Agreement unless the Bank shall otherwise give its prior written consent:

         Section 6.1 Debt. Borrower shall not, and shall not permit any Corporate Guarantor to, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Debt, except:

         (a) Debt owing to the Bank or to any Person holding, directly or indirectly, all of the voting stock of the Bank; and

         (b) Accounts payable incurred in the ordinary course of business; and

         (c) The Debt identified on Schedule 6.1 and any renewals or extensions thereof; provided, however, that the principal amount thereof shall not be increased or the maturity date thereof accelerated; and

         (d) Any Debt owing to the Guarantors; provided that such Debt is effectively subordinated to the rights of the Bank pursuant to the terms of a subordination agreement on a form acceptable to Bank.

         Section 6.2 Liens. Borrower shall not, and shall not permit the Corporate Guarantor to, make, create, incur, assume or permit to exist any Lien or other encumbrance (including, without limitation, licenses, leases, easements, and concessions) on any of its property (now owned or hereafter acquired), except that the foregoing restrictions shall not apply to:

         (a) Liens securing Debt owing to the Bank or to any Person holding, directly or indirectly, all of the voting stock of the Bank;

         (b) Liens for taxes, assessments and other governmental charges or levies or the Liens, claims or demands of landlords, carriers, warehousemen, mechanics, laborers, materialmen, operators (except with respect to the Mortgaged Properties) and other like Persons arising by law in the ordinary course of business for sums which are not yet due and payable or which are being contested in good faith by appropriate proceedings diligently conducted if reserves adequate under generally accepted accounting principles shall have been established therefor;

         (c) easements, rights-of-way, restrictions, title irregularities and other similar charges or encumbrances incurred in the ordinary course of business and not materially interfering with (i) the ordinary conduct of the business of the Borrower or such Corporate Guarantor, or (ii) the value of the particular property upon which said easement, right-of-way, restrictions, title irregularities or other similar charge or encumbrance is created;

         (d) Liens disclosed on Schedule 6.2; or

         (e) Liens disclosed on Exhibit B to any of the Mortgages.

         Section 6.3 Dividends; Redemptions. The Borrower shall not, and shall not permit the Corporate Guarantor to, declare or pay any dividend or make any other distribution in respect of the capital stock (other than a dividend payable in common stock) of the Borrower or the Corporate Guarantor or purchase, retire, redeem or otherwise acquire for value any of such capital stock.

         Section 6.4 Sale of Assets; Mortgaged Properties. (a) The Borrower shall not, and shall not permit the Corporate Guarantor to, sell, lease, transfer or otherwise dispose of any property material to the conduct of the business of Borrower or such Corporate Guarantor, except for the sale of Hydrocarbons in the ordinary course of business and the sale or disposal of inventory or equipment in the ordinary course of business.

         (b) The Borrower shall not (i) sell, lease, assign, transfer, abandon or otherwise directly or indirectly dispose of all or any interest in any of the Mortgaged Properties, (ii) forward sell production of Hydrocarbons from the Mortgaged Properties pursuant to any arrangement that does not provide for full payment therefor at the time of production and delivery or (iii) directly or indirectly, create, incur, assume or suffer to exist any mineral fee interests, overriding royalty and royalty interests, leasehold interests, interests in production or any other interest in Hydrocarbons produced on the Mortgaged Properties, other than those in effect on the date hereof and disclosed in the Mortgage.

         Section 6.5 Limitations on Contingent Liabilities. Borrower shall not, and shall not permit the Corporate Guarantor to, enter into any guarantees or otherwise become responsible, through indemnity, suretyship or any other contractual relationship, contingently or otherwise, for the obligations of any other Person, except endorsements of negotiable instruments for collection in the ordinary course of business.

         Section 6.6 Investments, Loans and Advances. The Borrower shall not, and shall not permit the Corporate Guarantor to, make or permit to remain outstanding any investments, loans or advances to any Person, except:

         (a) investments in obligations of the United States government or any agency thereof or obligations guaranteed by the United States government having a maturity not in excess of one year;

         (b) investments in certificates of deposit with any commercial banks with a combined capital and surplus in excess of $100,000,000.00 and having maturities not in excess of one year;

         (c) repurchase agreements relating to investments described in Sections 6.9(a) and (b) with any Person with a combined capital and surplus in excess of $100,000,000.00;

         (d) commercial paper issued by any Person if at the time of purchase such commercial paper is rated not less than "A-1" (or the then equivalent) by the rating service of Standard & Poor's Corporation or not less than "P-1" (or the then equivalent) by the rating service of Moody's Investors Service;

         (e) loans or advances not exceeding $50,000 at any time outstanding to the Corporate Guarantor;

         (f) advances or extensions of credit in the form of accounts receivable made in the ordinary course of business;

         (g) loans, advances or extension of credit to the Corporate Guarantor under applicable contracts or agreements in connection with oil and gas development activities of the Borrower; or

         (h) loans and advances to employees of the Borrower or any subsidiary of the Corporate Guarantor made in the ordinary course of business not exceeding $15,000 in the aggregate at any time outstanding.

         Section 6.7 Mergers; etc. (a) The Borrower shall not, and shall not permit the Corporate Guarantor to, merge or consolidate with any Person.

         (b) The Borrower shall not issue any additional shares of capital stock or any other securities convertible or exchangeable into its capital stock.

         Section 6.8 Nature of Business. The Borrower will not permit any material change to be made in the character of its business or the business of the Corporate Guarantor as carried on at the date hereof.

         Section 6.9 ERISA. Borrower will not, and will not permit the Corporate Guarantor to, at any time sponsor, maintain or contribute to any Plan.

         Section 6.10 Sale or Discount of Receivables. The Borrower shall not, and shall not permit the Corporate Guarantor to, discount or sell with recourse or sell for less than the market value thereof, any of its notes or accounts receivables.

         Section 6.11 Sale and Leasebacks. The Borrower shall not, and shall not permit the Corporate Guarantor to, enter into any arrangement, directly or indirectly, with any Person where the Borrower or such Corporate Guarantor shall sell or transfer any property, whether now or hereafter acquired, and whereby the Borrower or such Corporate Guarantor shall then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrower or such Corporate Guarantor intends to use for substantially the same purpose or purposes as the property sold or transferred.

         Section 6.12 Transaction with Affiliates. The Borrower shall not enter into any transaction (including without limitation, the purchase, sale or exchange of any property or the rendering of any service) with any Affiliates except transactions in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than the Borrower would obtain in a comparable arms-length transaction with a Person not an Affiliate; provided, however, that nothing in this Section 6.12 shall permit any transaction prohibited by the other provisions of this Agreement.

         Section 6.13 Environmental Matters. Except in material compliance with the relevant Governmental Requirements, the Borrower will not cause or permit any non-exempt Hazardous Material to be placed, held, located or disposed of on, under or at any property now or hereafter owned, leased or otherwise controlled directly or indirectly by Borrower or any Corporate Guarantor.

         Section 6.14 Cancellation of Insurance. The Borrower shall not cause or permit any insurance policy required to be carried hereunder to be terminated or lapse or expire without provision for adequate renewal thereof.

         Section 6.15 No Subsidiaries. The Borrower will not create or suffer to exist any subsidiary of the Borrower.

         Section 6.16 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default if such action is taken or condition exists.

                               ARTICLE 7. DEFAULT

         Section 7.1 Events of Default. Any of the following events shall be considered an Event of Default:

         (a) Default in the payment of any principal or interest on the Note when it becomes due and payable, whether as a result of mandatory prepayment, acceleration or otherwise;

         (b) Default in the payment of any fees or expenses required to be paid under this Agreement when the same become due and payable;

         (c) The discovery by the Bank that any statement, representation or warranty made by the Borrower or any Guarantor in this Agreement or the Security Documents or by the Borrower in a certificate, instrument or statement delivered to or in connection with this Agreement is false, misleading or erroneous in any material respect when made;

         (d) Default in the performance or breach of any covenant or agreement contained in Sections 5 and 6 and the continuance of such default for a period of ten (10) Business Days after the earlier of (A) receipt by the Borrower of written notice thereof from the Bank or (B) the Borrower otherwise having knowledge of such default or breach.

         (e) Default in the performance or breach of any covenant or agreement in this Agreement (other than as specified in Articles 5 and 6 of this Agreement or otherwise provided for in this Section 7.1) or in any Security Document and the continuance of such default or breach for a period of 30 days after the earlier of (A) receipt by the Borrower of written notice thereof from the Bank; or (B) the Borrower otherwise having knowledge of such default or breach;

         (f) The Borrower or any Guarantor shall execute an assignment for the benefit of their respective creditors or apply for or consent to the appointment of any receiver, trustee or similar officer for it or all or any substantial part of its property or assets, or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower or such Guarantor and such appointment shall continue for a period of 30 days;

         (g) The Borrower or any Guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction.

         (h) Any proceeding referred to in Section 7.1 (g) shall be instituted against the Borrower or any Guarantor or any writ, warranty or attachment or execution or similar process shall be issued or levied against a substantial part of the property or assets of the Borrower or any Guarantor and such writ, warrant of attachment or execution or similar process shall not be released, vacated or fully bonded within 30 days after its issue or levy;

         (i) An event of default (however defined) shall occur with respect to any bond, debenture, note or other evidence of indebtedness of the Borrower (other than this Agreement and the Note) or any Corporate Guarantor in an amount exceeding $50,000 or under any indenture or other instrument under which such indebtedness has been issued or by which it is governed and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness or indenture or instrument.

         (j) Any change in one or more of the partners of Borrower, if Borrower is a partnership (other than by reason of death or legal incapacity).

         (k) Any change in one or more of the officers of Borrower, if Borrower is a corporation (other than by reason of death or legal incapacity).

         (l) Any change in ownership of more than 50% of the equity interests in Borrower if Borrower is not one or more individuals.

         (m) The failure of Borrower or any Guarantor to pay any money judgment, writ, warrant of attachment, or similar process, involving an amount in excess of $10,000.00, entered or filed against Borrower or any Guarantor, or any of Borrower's or any Guarantor's assets that remains undischarged, unvacated, unbonded, or unstayed for a period of ten days or in any event later than ten days prior to the date on which the assets of Borrower or any Guarantor may be sold to satisfy such judgment.

         (n) The failure to have discharged within a period of ten days after the commencement thereof, any attachment, sequestration, or similar proceedings against any of Borrower's or any Guarantor's assets.

         Section 7.2 Rights and Remedies. Upon the occurrence of an Event of Default, the Bank may exercise any or all of the following rights and remedies:

         (a) By notice to the Borrower, declare its commitment to make Loan Advances terminated; provided, however, that upon the occurrence of an Event of Default described in Section 7.1(f), (g) or (h), any commitment to make Loan Advances shall terminate automatically without notice or any other action by the Bank.

         (b) By notice to the Borrower, declare the entire unpaid principal amount of the Note outstanding, all interest accrued and unpaid thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Note, all such accrued interest and all such amounts shall become and be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of an Event of Default described in
Section 7.1(f), (g) or (h), the entire unpaid principal of the Note, all accrued interest and all other amounts payable under this Agreement and the Note shall be automatically due and payable without any notice or demand.

         (c) Exercise or enforce any or all other rights or remedies available to the Bank by applicable law, agreement or otherwise.

                            ARTICLE 8. MISCELLANEOUS

         Section 8.1 Expenses. Borrower agrees to pay, reimburse, and save the Bank harmless against liability for the payment of, all out-of-pocket expenses arising in connection with any transaction contemplated by this Agreement which may be payable in respect of the execution, delivery, performance or enforcement of this Agreement, the Note and the Security Documents, and the fees and expenses of the Bank's counsel (a) in connection with the negotiation, preparation, execution and delivery of any modifications to this Agreement, the Note and the Security Documents, (b) the administration of any of the foregoing, and (c) all amounts reasonably expended, advanced or incurred by the Bank to satisfy any obligation of the Borrower under this Agreement, or to collect the Note, or to enforce the rights of the Bank under this Agreement, the Note or any of the Security Documents, including, but not limited to, fees of auditors and accountants, and investigation expenses incurred by the Bank in connection with any such matters. The obligations of Borrower hereunder shall survive payment of the amounts due under the Note.

         Section 8.2 Indemnification. The Borrower hereby agrees to indemnify and defend the Bank and its directors, officers, agents, employees and special counsel (the "Indemnified Persons") from and hold each of them harmless against any and all losses, liabilities, claims, damages, deficiencies, interest, judgments, expenses, suits, actions, obligations, penalties and disbursements, including, without limitation, reasonable legal and investigative fees and expenses of whatever kind and nature (the "Liabilities") which may be incurred by or imposed, at any time, in any way relating to or arising out of or alleged, by a Person other than such Indemnified Person to in any way relate to or arise out of (i) any of the transactions contemplated by this Agreement; (ii) any violation by the Borrower or the Corporate Guarantor of any Governmental Requirement including but not limited to any Environmental Laws or any laws or regulations relating to Hazardous Material, treatment, storage, disposal, generation and transportation, air, water and noise pollution, soil or ground or water contamination, the handling, storage or release into the environment of Hazardous Materials; or (iii) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, properties utilized by Borrower or the Corporate Guarantor in the conduct of its business into or upon any land, the atmosphere, or any watercourse, body of water or wetland, of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Environmental Laws), provided, however, that the foregoing indemnity with respect to any Indemnified Person shall not extend to any Liabilities resulting from the gross negligence or willful misconduct of such Indemnified Person. If any such claim or action shall be brought against any Indemnified Person that the Indemnified Person believes would be indemnified against hereunder, such Indemnified Person shall give prompt notice to the Borrower. Upon receipt of such notice of any claim by Borrower from an Indemnified Person, the Borrower shall be entitled to participate in the joint defense thereof. The provision of and undertakings and indemnifications set out in this Section 8.2 shall survive the satisfaction, payment and performance of the obligation and the termination of this Agreement.

         Section 8.3 Waivers. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE Note AND THE SECURITY DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NONEXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF TEXAS, CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT ANY SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM, AGREES NOT TO PLEAD OR CLAIM ANY SUCH OBJECTION AND AGREES THAT AND HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS ARTICLE 8

         Section 8.4 Applicable Law. THIS AGREEMENT AND Note SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS.

         Section 8.5 Notices. Except as may otherwise be expressly provided herein, any notice herein required or permitted to be given shall be in writing or by telephone or facsimile transmission with subsequent written confirmation, and may be personally served or sent by United States mail and shall be deemed to have been given when sent or transmitted, as the case may be. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 8.5) shall be as set forth in the opening paragraph of this Agreement.

         Section 8.6 Survival of Warranties and Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement.

         Section 8.7 Waiver; Remedies Cumulative. No failure or delay on the part of the Bank in the exercise of any power, right or privilege hereunder or under the Note shall impair such power, right or privilege or operate as a waiver thereof; nor shall any single or partial exercise of any such power, right, or privilege preclude any other or further exercise thereof or of any other right, power or privilege. The powers, rights, privileges and remedies herein provided are cumulative and not exclusive of any rights, powers, privileges or remedies provided by law or in equity.

         Section 8.8 Severability. In case any provision in or obligation under this Agreement or the Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         Section 8.9 Entire Agreement. This Agreement, the Security Documents and the various additional agreements and documents contemplated hereby contain the entire agreement of the parties concerning the subject matter hereof. In the event of irreconcilable conflict between this Agreement and the other documents contemplated hereby, the provisions of this Agreement shall control.

         This Agreement supercedes the following agreements entered into by and between the Bank and Borrower and the Corporate Guarantor:

         (a) Credit Agreement dated June 21, 1999, entered into by and between Borrower and Bank, pertaining to a Term Loan in the original principal amount of $500,000;

         (b) Credit Agreement dated August 18, 1999, entered into by and between Borrower and Bank, pertaining to a Term Loan in the original principal amount of $125,000.

         Both Borrower and the Bank warrant and represent that the entire agreement made between them is contained within this Agreement, as defined herein, as the same may be amended or supplemented from time to time, and that no agreements or promises exist between the Parties that are not reflected in the language of the various documents executed in conjunction with this transaction.

              THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

           THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 8.10 Further Assurances. At any time or from time to time upon the request of the Bank, Borrower will execute and deliver such further documents and do such other acts and things as the Bank may reasonably request in order to effect fully the purposes of this Agreement, the Note and the Security Documents.

         Section 8.11 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for an other purpose or be given any substantive effect.

         Section 8.12 Successors and Assigns; Subsequent Holders of the Note. This Agreement shall be binding upon the parties hereto and their respective permitted successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Bank. Borrower's rights or any interest therein hereunder may not be assigned without the consent of the Bank. Borrower hereby agrees that any disposition of the Note or an interest therein, will give rise to a direct obligation of Borrower to the subsequent holder of the Note and the subsequent holder shall for all purposes be considered a the Bank and shall have all rights of the Bank arising under this Agreement and the Note.

         Section 8.13 Amendments. No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Borrower and the Bank.

         Section 8.14 Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         Section 8.15 Joinder. The undersigned accommodation makers and guarantors join in the execution hereof to evidence their approval of the terms and conditions herein set forth and their agreement to be bound by such terms and conditions and to perform their obligations under each Note and Guaranty. In respect of each such obligation, which is also an obligation of the Borrower, the undersigned accommodation makers and guarantors and Borrower shall be jointly and severally obligated thereon.

         IN WITNESS WHEREOF, the parties have caused this Credit Agreement to be executed the day and year first above written.

                                        UNION PLANTERS BANK, N.A.


                                        By:
                                           -------------------------------------
                                           Rebecca Dozier, Senior Vice President


                                        FIELDPOINT PETROLEUM CORPORATION



                                        By:
                                           -------------------------------------
                                           Ray D. Reaves, Jr., President


                                        GUARANTORS:

                                        BASS PETROLEUM, INC.



                                        By:
                                           -------------------------------------
                                           Ray D. Reaves, Jr., President





                                           -------------------------------------
                                           Ray D. Reaves, Jr.



         The following jurat is included for purposes of the declaration regarding the purpose of the Loan as set forth on Annex A:

         SUBSCRIBED AND sworn to before me by Ray D. Reaves, Jr., this 14th day of December, 2000.


         [stamp]

                   -------------------------------------------
                   Notary Public in and for the State of Texas

                                     ANNEX A

                              Essential Loan Terms

Borrower:        Name:                     FieldPoint Petroleum Corporation
                 Address:                  P.O. Box 200685
                                           Austin, Texas 78720
                 Telephone:                512/250-8692
                 Telecopier:               512/335-1294
                 Tax ID number:            84-0811034

Purpose of Revolving Line of Credit::  For  acquisition  of  properties  and  to provide working capital.

Borrower warrants that the Revolving Line of Credit is to be used solely for business, commercial or agricultural purposes. Borrower further warrants that the Revolving Line of Credit is specifically exempted under Section 226.3 (a) of Regulation Z issued by the Governors of the Federal Reserve System under Title I (viz., the Truth in Lending Act) and Title V (viz., General Provisions) of the Consumer Protection Act, and that no disclosures are required to be given under such regulations and federal laws in connection with the Revolving Line of Credit. Borrower further acknowledges that Lender is in reliance upon the truth of the foregoing statements and that Lender is making the Revolving Line of Credit without giving to Borrower the disclosures that may otherwise be required under such laws and regulations.

Original Principal Amount of Revolving Line of Credit (Section 2.1):  $2,000,000

Schedule for Revolving Line of Credit Advances (Section 2.1):

         Any amount, which combined with all prior draws and combined with the unpaid principal balances on Loan Nos. 27828 (dated June 21, 1999, in the original principal amount of $500,000) and 27955 (dated August 18, 1999, in the original principal amount of $125,000), will not exceed the sum of $2,000,000, may be drawn upon one Business Day's written notice to the Bank in the form of Annex C by an officer of Borrower. Each draw shall be deposited in Borrower's designated account.

Interest Rate and Manner of Calculation  (Section 2.2(b)):

         The prime rate of interest, as quoted in the Wall Street Journal, plus one percent (1%), floating

Maturity Date  (Section 2.3(a)):                       April 1, 2002

Initial Borrowing Base:                                $2,000,000

Borrowing Base Redetermination Date:  May 1  and  November 1 annually during the term of the loan

Monthly Borrowing Base Reduction:  One fiftieth of the aggregate  borrowing base in the first month and a fractional reduction each succeeding month equal to a fraction the numerator of which is one and the denominator of which is the denominator of the preceding month minus one.

Effective Date of Initial Borrowing Base Reduction:    January 25, 2001

Payment Schedule and Commencement Date (Section 2.3(a)):

         Commencing on January 25, 2001, Borrower shall pay to Bank 1/50th of the outstanding principal balance, together with all accrued and unpaid interest; on February 25, 2001, Borrower shall pay to Bank 1/49th of the outstanding principal balance, together with all accrued and unpaid interest; on March 25, 2001, Borrower shall pay to Bank 1/48th of the outstanding principal balance, together with all accrued and unpaid interest; and continuing on the twenty-fifth day of each succeeding calendar month until the Maturity Date, Borrower shall pay a fraction of the outstanding principal balance, the numerator of which shall be one and the denominator of which shall be the denominator of the preceding month less one. On the Maturity Date Borrower shall pay to Bank all remaining unpaid principal and accrued and unpaid interest. Commencing on January 25, 2001, Borrower shall pay to Bank all accrued and unpaid interest, and on the twenty-fifth day of each succeeding calendar month until the Maturity Date Borrower shall continue to pay Bank all accrued and unpaid interest.

Revolving Line of Credit Advance Origination Fee  (Section 2.2(a)):   none

Original Transaction Fee  (Section 2.3(c)):                           $15,000.00

Minimum Prepayment Amount  (Section 2.4):                             none

Borrowing Base Redetermination Fee (Section 2)  For  each redetermination of the
                                                Borrowing  Base,  Borrower shall
                                                reimburse  the  Bank   for   all
                                                engineering and related expenses
                                                incurred by  Bank  in connection
                                                with    such    redetermination,
                                                including  a  reasonable  charge
                                                for   services   performed    by
                                                employees  of  the  Bank  or its
                                                affiliates.

Corporate Guarantor:                            Bass Petroleum, Inc.
                                                P. O.  Box 200685
                                                Austin, Texas 78720

Individual Guarantor:                           Ray D.  Reaves, Jr.
                                                1703 Edelweiss Drive
                                                Cedar Park, Texas 78613
                                                512/335-6920

                                     ANNEX B

                                 PROMISSORY NOTE
================================================================================


                                 [See attached.]

                                 PROMISSORY NOTE
--------------------------------------------------------------------------------
$2,000,000.00                                                  December 14, 2000

Maker:   FIELDPOINT PETROLEUM CORPORATION     Payee:   UNION PLANTERS BANK, N.A.
         P.O. Box 200685                               5005 Woodway
         Austin, Texas 78720                           Houston, Texas 77056

         FOR VALUE RECEIVED and WITHOUT GRACE, the undersigned Maker named above promises to pay to the order of Payee named above at its offices at the address set forth above in lawful money of the United States of America, the principal sum of TWO MILLION and NO/100 DOLLARS ($2,000,000.00), or so much thereof as may be advanced and outstanding against this Note pursuant to the Revolving Credit Agreement of even date herewith by and between Maker and Payee (as amended, supplemented or restated from time to time, the "Credit Agreement"), together with interest on the principal balance from time to time remaining unpaid at the rate and upon the terms provided in the Credit Agreement.

         Reference is hereby made to the Credit Agreement for matters governed thereby, including, without limitation, certain events which will entitled the holder hereof to accelerate the maturity of all amounts due hereunder. Unless otherwise defined herein or unless the context hereof otherwise requires, each term used herein with its initial letter capitalized has the meaning given to such term in the Credit Agreement.

         This Note is issued pursuant to, is the "Note" under, and is payable as provided in the Credit Agreement. Subject to compliance with the applicable provisions of the Credit Agreement, Maker may at any time pay the full amount or any part of this Note without the payment of any premium or fee, but such payment shall not, until this Note is fully paid and satisfied, excuse the payment as it becomes due of any payment on this Note provided for in the Credit Agreement.

         Without being limited thereto or thereby, this Note is secured by the Security Documents.

         IN WITNESS WHEREOF, the undersigned has executed this note as of the day and year first above written.

                                                MAKER:

                                                FIELDPOINT PETROLEUM CORPORATION
                                                a Colorado corporation

                                                By:
                                                   -----------------------------
                                                     Ray E. Reaves, President


                                     ANNEX C

                              SCHEDULE OF MORTGAGES
================================================================================



--------------------------------------------------------------------------------
         LIENS granted by FieldPoint  Petroleum  Corporation  for the benefit of
         Union Planters Bank, N.A., each dated August 18, 1999, originally given to secure the repayment of a Note in the original  principal  amount of
         $500,000
--------------------------------------------------------------------------------

Coal County, Oklahoma

Instrument           Date filed           Recording data
----------           ----------           --------------
Financing Statement  Aug. 24, 1999        Clerk's File No. 99711, UCC Records
Mortgage             Aug. 24, 1999        Book 581, page 741, Real Property Records

Logan County, Oklahoma

Instrument           Date filed           Recording data
----------           ----------           --------------
Financing Statement  August 23, 1999      Clerk's File No. 555, UCC Records
Mortgage             August 23, 1999      Book 1516, page 439, Real Property Records

McClain County, Oklahoma

Instrument           Date filed           Recording data
----------           ----------           --------------
Financing Statement  Aug. 23, 1999        Clerk's File No. 677, UCC Records
Mortgage             Aug. 23, 1999        Book 1525, page 15, Real Property Records

Oklahoma County, Oklahoma

Instrument           Date filed           Recording data
----------           ----------           --------------
Financing Statement  September 27, 1999   Clerk's File No. N0007023, UCC Records
Mortgage             September 28, 1999   Book 7692, page 1065, Real Property Records

Pontotoc County, Oklahoma

Instrument           Date filed           Recording data
----------           ----------           --------------
Financing Statement  September 23, 1999   Clerk's File No. 971, UCC Records
Mortgage             September 23, 1999   Book 1549, page 391, Real Property Records

--------------------------------------------------------------------------------
         LIENS granted by FieldPoint  Petroleum  Corporation  for the benefit of
         Union Planters Bank,  N.A., each dated June 21, 1999,  originally given to secure the repayment of a Note in the original  principal  amount of
         $500,000
--------------------------------------------------------------------------------

Blaine County, Oklahoma

Instrument           Date filed           Recording data
----------           ----------           --------------
Financing Statement  July 19, 1999        Clerk's File No. 394, UCC Records
Mortgage             July 19, 1999        Book 787, page 234, Real Property Records

Caddo County, Oklahoma

Instrument           Date filed           Recording data
----------           ----------           --------------
Financing Statement  July 17, 1999        Clerk's File No. 1134, UCC Records
Mortgage             Aug. 12, 1999        Book 2249, page 319, Real Property Records


                                       -1-


Carter County, Oklahoma

Instrument           Date filed           Recording data
----------           ----------           --------------
Financing Statement  Aug. 16, 1999        Clerk's File No. 1080, UCC Records
Mortgage             Aug. 16, 1999        Book 3431, page 244, Real Property Records

Comanche County, Oklahoma

Instrument           Date filed           Recording data
----------           ----------           --------------
Financing Statement  Aug. 25, 1999        Clerk's File No. R000922, UCC Records
Mortgage             Aug. 25, 1999        Book 3284, page 215, Real Property Records

Coal County, Oklahoma

Instrument           Date filed           Recording data
----------           ----------           --------------
Financing Statement  July 20, 1999        Clerk's File No. R0684, UCC Records
Mortgage             July 20, 1999        Book 581, page 97, Real Property Records

Creek County, Oklahoma

Instrument           Date filed           Recording data
----------           ----------           --------------
Financing Statement  July 19, 1999        Clerk's File No. 915, UCC Records
Mortgage             July 19, 1999        Book 408, page 454, Real Property Records

Custer County, Oklahoma

Instrument           Date filed           Recording data
----------           ----------           --------------
Financing Statement  July 19, 1999        Clerk's File No. 596, UCC Records
Mortgage             July 19, 1999        Book 1075, page 215, Real Property Records

Dewey County, Oklahoma

Instrument           Date filed           Recording data
----------           ----------           --------------
Financing Statement  July 19, 1999        Clerk's File No. 708, UCC Records
Mortgage             July 19, 1999        Book 1114, page 464, Real Property Records

Grady County, Oklahoma

Instrument           Date filed           Recording data
----------           ----------           --------------
Financing Statement  July 19, 1999        Clerk's File No. 911-L, UCC Records
Mortgage             July 19, 1999        Book 3129, page 338, Real Property Records

Haskell County, Oklahoma*

Instrument           Date filed           Recording data
----------           ----------           --------------
Financing Statement  July __, 1999        Clerk's File No. _____, UCC Records
Mortgage             July __, 1999        Book ____, page ___, Real Property Records

Latimer County, Oklahoma

Instrument           Date filed           Recording data
----------           ----------           --------------
Financing Statement  July 20, 1999        Clerk's File No. 283, UCC Records
Mortgage             July 20, 1999        Book 543, page 707, Real Property Records


                                       -2-



LeFlore County, Oklahoma

Instrument           Date filed           Recording data
----------           ----------           --------------
Financing Statement  July 20, 1999        Clerk's File No. 1598, UCC Records
Mortgage             July 20, 1999        Book 1288, page 387, Real Property Records

Logan County, Oklahoma

Instrument           Date filed           Recording data
----------           ----------           --------------
Financing Statement  July 19, 1999        Clerk's File No. 473, UCC Records
Mortgage             July 19, 1999        Book 1512, page 322, Real Property Records

McClain County, Oklahoma

Instrument           Date filed           Recording data
----------           ----------           --------------
Financing Statement  July 19, 1999        Clerk's File No. 577, UCC Records
Mortgage             July 19, 1999        Book 1521, page 884, Real Property Records

Oklahoma County, Oklahoma

Instrument           Date filed           Recording data
----------           ----------           --------------
Financing Statement  Aug. 18, 1999        Clerk's File No. 42180, UCC Records
Mortgage             July 26, 1999        Book 7645, page 943, Real Property Records

Oklahoma County, Oklahoma - Statewide UCC Filings

Financing Statement  Filed August 18, 1999; Clerk's File No. 42181

Pittsburg County, Oklahoma

Instrument           Date filed           Recording data
----------           ----------           --------------
Financing Statement  July 21, 1999        Clerk's File No. 1122, UCC Records
Mortgage             July 21, 1999        Book 1014, page 314, Real Property Records

Pontotoc County, Oklahoma

Instrument           Date filed           Recording data
----------           ----------           --------------
Financing Statement  July 19, 1999        Clerk's File No. 725, UCC Records
Mortgage             July 19, 1999        Book 1544, page 438, Real Property Records

Washita County, Oklahoma*

Instrument           Date filed           Recording data
----------           ----------           --------------
Financing Statement  July __, 1999        Clerk's File No. _____, UCC Records
Mortgage             July __, 1999        Book ____, page ___, Real Property Records



-------------------
* Not returned by County Clerk as of August 12, 1999.

--------------------------------------------------------------------------------
         LIENS granted by Bass Petroleum, Inc., for the benefit of Union Planters Bank, N.A., each dated June 18, 1998, originally given to secure the repayment of a Note in the original principal amount of $125,000
--------------------------------------------------------------------------------


Deed of Trust, recorded in Volume 1059, page 364, Official Public Records, Fayette County, Texas.

Financing Statement, filed April 14, 1999, under Clerk's File No. 22471, Fayette County, Texas, and filed April 14, 1999, under Clerk's File No. 99-074409 in the office of the Secretary of State of Texas.

--------------------------------------------------------------------------------
         LIENS granted by Bass Petroleum, Inc., for the benefit of Union Planters Bank, N.A., each dated December 18, 1996, originally given to secure the repayment of a Note in the original principal amount of $500,000
--------------------------------------------------------------------------------

Jurisdiction            Type of Instrument  Dated filed  Recording data
------------           -------------------  -----------  --------------
Bastrop County, Texas  Deed of Trust         12-30-96    Volume  830,  page 677,
                                                         Official Records
                       Financing Statement   12-30-96    Clerk's File No.41

Lee County, Texas      Deed of Trust         12-23-96    Volume  791,  page  65,
                                                         Real Property Records
                       Financing Statement   12-23-96    Clerk's File No. 13151

Secretary of State     Financing Statement   12-27-96    File Stamp
                                                         No. 96-255364


--------------------------------------------------------------------------------
         LIENS granted by Bass Petroleum, Inc., for the benefit of Merchants Bank, the predecessor in interest of Union Planters Bank, N.A., each dated September 9, 1996, originally given to secure the repayment of a
         Note in the original principal amount of $100,000
--------------------------------------------------------------------------------

Jurisdiction            Type of Instrument  Dated filed  Recording data
------------           -------------------  -----------  --------------
Converse County WY     Deed of Trust         09-17-96    Clerk's file No. 823078
                                                         and  recorded  in  Book
                                                         1099,     page     288,
                                                         Mortgage Records

                       Financing Statement   09-17-96    Clerk's file No. 823079

Secretary of State     Financing Statement   09-17-96    Clerk's file
                                                         No. 96261-11-1A07

                                     ANNEX D

                           FORM OF GUARANTY AGREEMENT
================================================================================


                                   [attached]

                               GUARANTY AGREEMENT
--------------------------------------------------------------------------------


         THIS GUARANTY AGREEMENT, dated as of December 14, 2000, is executed by and between each of the following named parties whose addresses, telephone and telecopier numbers are set forth with their respective names:

RAY D.  REAVES, JR.       and   BASS PETROLEUM, INC. (collectively "Guarantors")
1703 Edelweiss                  P. O.  Box 200685
Austin, Texas  78613            Austin, Texas 78720
Telephone: 512/335-6920         Telephone: 512/250-8692

                                       and

                         UNION PLANTERS BANK, N.A.                  ("Assignee")
                         a national banking corporation
                         5005 Woodway
                         Houston, Texas 77056
                         Telephone:   713/867-6330
                         Telecopier:  713/867-7439
                         Attention:   Rebecca Dozier, Senior Vice President

                              W I T N E S S E T H:

         WHEREAS, the Bank and FieldPoint Petroleum Corporation, a Colorado corporation ("FieldPoint"), have entered into that certain Revolving Credit Agreement dated of even date herewith (the "Credit Agreement"), pursuant to which the Bank has agreed to loan to FieldPoint the sum of $2 million, on the terms set forth in the Credit Agreement, which loan is secured by certain oil and gas properties and related rights in accordance with the terms and conditions provided therein; and

         WHEREAS, it is a condition precedent of the Credit Agreement that Guarantors shall execute and deliver to the Bank a satisfactory guaranty of the obligations of FieldPoint set forth in the Credit Agreement;

         NOW, THEREFORE, in consideration of the premises and of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, Guarantor and the Bank hereby agree as follows:

         Section 1. Definitions. The following terms shall have the following meanings:

         "Guarantied Obligations" means collectively all of the undertakings which are guaranteed by Guarantors and described in Section 2. hereof.

         Section  2.  Guaranty.

                  (a)   Guarantors   hereby   irrevocably,    absolutely,    and
unconditionally guarantee and agree with the Bank that:

                           (i)  FieldPoint   shall  perform,   in  all  material
respects, all duties, obligations and undertakings set froth in the Credit Agreement; and

                           (ii) all sums payable by FieldPoint under the Note or
under the Credit Agreement will be promptly paid in full when due in accordance with the provisions thereof.

                  (b) If FieldPoint shall for any reason fail to perform any Guarantied Obligation, Guarantors will either:

                           (i) cause such  Guarantied  Obligation to be promptly
and fully performed, or, at the Bank's election,

                           (ii)  make all  payments  to the Bank  which may from
time to time be required of FieldPoint.

                  (c) Regardless of whether the Bank is (at any time) precluded or stayed from enforcing or exercising any of its rights or remedies under the Credit Agreement or any related instrument or document (collectively, the "Operative Documents") against Guarantors, such rights and remedies may be enforced directly against Guarantors, as a primary obligation of Guarantors, without the joinder of, demand on or the taking of any other action against FieldPoint or any other person. Regardless of whether FieldPoint or any person is precluded or stayed from (or otherwise fails to) pay or perform any of the Guaranteed Obligations (upon demand by the Bank), Guarantors shall pay or perform (or cause to be paid or performed) such Guaranteed Obligations. Without limiting the foregoing provisions, if enforcement of the rights or remedies of the Bank under the Operative Documents is dependent upon delivering notices or taking any other actions (such as delivering a demand), then the Bank may deliver such notices to and take such other action with or against Guarantors (in lieu of FieldPoint) for all purposes under this Agreement and the Operative Documents. Nothing herein requires the Bank to first exercise or exhaust remedies against FieldPoint or any other person before exercising remedies against Guarantors pursuant to this Agreement.

         Section 3. Successors and Assigns. Guarantors' rights or obligations hereunder may not be assigned or delegated. This Guaranty shall apply to and inure to the benefit of the Bank and its successors and assigns.

         Section 4. Representations and Warranties. Guarantors hereby represent and warrant as follows:

                  (a) The recitals at the beginning of this Guaranty are true and correct in all respects.

                  (b) This Guaranty is a legal, valid and binding obligation of Guarantors, enforceable against Guarantors in accordance with its terms except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights and by general equitable principles.

                  (c) There is no action, suit or proceeding pending or, to the knowledge of Guarantors, threatened against or otherwise affecting Guarantors before any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality which may materially and adversely affect Guarantors' financial condition or Guarantors' ability to perform Guarantors' obligations hereunder.

         Section 5. Nature of Guaranty. This Agreement is (a) irrevocable, unconditional and absolute; (b) a guaranty of payment, performance and compliance and not of collection; and (c) in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by FieldPoint, or upon any other event, contingency or circumstance whatsoever. This Agreement and the Guaranteed Obligations shall be binding upon and against Guarantors without regard to the validity or enforceability of any of the Operative Documents, or any provision thereof, and Guarantors hereby waive any defense relating to the enforceability of such documents or any provision contained therein. Guarantors also agree to pay to the Bank such further amounts as shall be sufficient to cover the costs of collecting or enforcing the Guaranteed Obligations or otherwise enforcing this Agreement (including reasonable fees, expenses and disbursements of its counsel).

         Section 6. Guarantors' Obligations Unconditional. The covenants, agreements and duties of Guarantors set forth in this Agreement shall not be subject to any counterclaim, setoff, deduction, diminution, abatement, stay, recoupment, suspension, deferment, reduction or defense (other than full and strict compliance or performance by Guarantors with Guarantors' obligations hereunder) based upon any claim that Guarantors, or any other person, may have against the Bank or any other person, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not Guarantors or the Bank shall have knowledge or notice thereof or shall have assented thereto and notwithstanding the fact that no rights were reserved against Guarantors in connection therewith).

         Section 7. No Subrogation. GUARANTORS HEREBY WAIVE ANY AND ALL RIGHTS OF SUBROGATION, INDEMNIFY, CONTRIBUTION OR REIMBURSEMENT, ANY BENEFIT OF, OR RIGHT TO ENFORCE ANY REMEDY THAT THE BANK NOW HAS OR MAY HEREAFTER HAVE AGAINST FIELDPOINT IN RESPECT OF THE GUARANTEED OBLIGATIONS, OR ANY PROPERTY, NOW OR HEREAFTER HELD BY FIELDPOINT AS SECURITY FOR THE GUARANTEED OBLIGATIONS AND ANY AND ALL SIMILAR RIGHTS GUARANTORS MAY HAVE AGAINST THE CORPORATION UNDER APPLICABLE LAW OR OTHERWISE. If, notwithstanding the foregoing, any amount shall be paid to Guarantors on account of any such subrogation, indemnification, contribution or reimbursement rights at any time, such amount shall be held in trust for the benefit of the Bank and shall forthwith be paid to the Bank to be credited and applied against the Guaranteed Obligations, whether matured, unmatured, absolute or contingent, as the Bank may see fit in its discretion.

         Section 8. Security. This Agreement shall be secured by the Mortgages listed on the attached Exhibit A, to which reference is here made for all purposes, each of which is being modified by agreements of even date herewith to be applicable to the Guaranteed Obligations.

         Section 9. Non-Exclusive Remedies. No right or remedy of the Bank under any Operative Document shall be exclusive of any other right, power or remedy, but shall be cumulative and in addition to any other right, power or remedy thereunder or now or hereafter existing by law or in equity and the exercise by the Bank of any one or more of such rights, powers or remedies shall not preclude the simultaneous or further exercise of any or all of such other rights, powers or remedies. Any failure to insist upon the strict performance of any provision hereof or to exercise any option, right, power or remedy contained herein shall not constitute a waiver or relinquishment thereof for the future. Receipt by the Bank of any amount payable under any Operative Document with knowledge of a default or event of default shall not constitute a waiver of such default or event of default, and no waiver by the Bank or any provision of the Operative Documents shall be deemed to be made unless made in writing. The Bank shall be entitled to injunctive relief in case of the violation or attempted or threatened violation of any of the provisions of the Operative Documents by any other party hereto, a decree compelling performance or any of the provisions hereof, or any other remedy allowed by Law or in equity.

         Section 10. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable, then the remaining provisions or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall continue to be valid and enforceable. The provisions of this Section 9 shall not be construed to limit the rights of the Bank to exercise remedies as a consequence of an event of default arising under any Operative Document.

         Section  11.  Governing Law and Submission to Jurisdiction.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO ANY OPERATIVE DOCUMENT, OR ANY CONVEYANCING DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, GUARANTORS HEREBY ACCEPT FOR GUARANTORS AND IN RESPECT OF GUARANTORS' PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. GUARANTORS HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH GUARANTORS MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NONEXCLUSIVE AND DOES NOT PRECLUDE THE BANK FROM OBTAINING JURISDICTION OVER GUARANTORS IN ANY COURT OTHERWISE HAVING JURISDICTION.

         Section 12. Entire Agreement. The parties hereto acknowledge and agree that this Guaranty and the Operative Documents represent all of the agreements and understandings relating to the transactions contemplated by such documents as between the Bank, on the one hand, and Guarantors and their affiliates on the other hand, and the parties hereto acknowledge and agree that all prior written and oral agreements or understandings between or among such persons are hereby superseded in their entirety.

         Section 13. Interpretation and Reliance. No presumption will apply in favor of any party hereto in the interpretation of the Operative Documents or in the resolution of any ambiguity of any provision hereof or thereof. Guarantors acknowledge that it has not relied upon any statements, representations or warranties of the Bank in entering into this guaranty.

         Section 14. Time. TIME IS OF THE ESSENCE IN THIS AGREEMENT, AND THE TERMS HEREIN SHALL BE SO CONSTRUED.

         Section 15. Reasonableness Standard. If and when in this Agreement any party is required to exercise any discretion in a "reasonable" manner, the parties hereto acknowledge that the term "reasonable" or "reasonably" shall have the meaning given to such term under (and shall be consistent with any standard of commercial reasonableness implied by) the laws of the State of Texas in effect as of the date hereof.

         Section 16. No Oral Change. No amendment of any provision of this Guaranty shall be effective unless it is in writing and signed by Guarantors and the Bank, and no waiver of any provision of this Guaranty, and no consent to any departure by Guarantors therefrom, shall be effective unless it is in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         Section 17. Headings and References. The headings used herein are for purposes of convenience only and shall not be used in construing the provisions hereof. the words "this Guaranty," "this instrument," "herein", "hereof," "hereby" and words of similar import refer to this Guaranty as a whole and not to any particular subdivision unless expressly so limited. The word "or" is not exclusive. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

         Section 18. Term. The term of this Guaranty shall be the earlier of the full payment of the Guaranteed Obligations or sixty (60) months from the date hereof.

         Section 19. Notices. Any notice or communication required or permitted hereunder shall be given in writing, sent by (a) personal delivery, (b) expedited delivery service with proof of delivery, (c) registered or certified United States mail, postage prepaid, or (d) telegram or telex, addressed to the appropriate party at the address set forth in the opening paragraph of this Agreement or to such other address or to the attention of such other individual as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of telegram or telex, upon receipt.

         IN WITNESS WHEREOF, Guarantors have executed and delivered this Guaranty as of the date first above written.

GUARANTORS:                             BANK:

BASS PETROLEUM, INC.                    UNION PLANTERS BANK, N.A.



By:                                     By:
   ------------------------------          -------------------------------------
   Ray D.  Reaves, Jr., President          Rebecca Dozier, Senior Vice President




   ------------------------------
   Ray D. Reaves, Jr.

                                     ANNEX E

                           FORM OF ADVANCE CERTIFICATE
================================================================================


                               ADVANCE CERTIFICATE

--------------------------------------------------------------------------------


         I, Ray D. Reaves, Jr., the duly elected President of FieldPoint Petroleum Corporation, a Colorado corporation ("Borrower"), do hereby certify that:

1. This Certificate is furnished pursuant to Section 2.1 of the Credit Agreement (the "Agreement") between Borrower and Union Planters Bank, N.A., dated as of December 14, 2000. Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings assigned to such terms in the Agreement;

2.       Borrower requests an Advance of $____________________ on ______________
         , 200__;

3. The representations and warranties made by Borrower and the Guarantors in the Agreement and Security Documents are true and correct as of the date hereof as though made on and as of the date hereof;

4. No Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by the Agreement on the date hereof;

5. Borrower has performed and complied with all agreements and conditions in the Agreement required to be complied with prior to the date of the above requested Advance; and

6. I have carefully examined this Certificate and assert that all of the statements and representations contained herein are true to the best of my knowledge, information and belief.

         IN WITNESS WHEREOF, I have executed this certificate as of the day of , 200__.

                                              __________________________________
                                                       Ray D. Reaves, Jr.

                                     ANNEX F

                    SECURITY AGREEMENT COVERING BANK ACCOUNT
================================================================================



                                   [attached]